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                                   Exhibit 10(f)


                                   AGREEMENT


                          THIS AGREEMENT, entered into as of March 2, 1992, is
between OGLEBAY NORTON COMPANY, a Delaware corporation (the "Company"), and Mr. John D. Weil ("Weil").
                          In consideration of the mutual covenants and
agreements contained in this Agreement, Weil and the Company agree as follows:
                          1. Definitions.  For purposes of this Agreement, the
following terms will have the meanings set forth below:
                          (a)  An "affiliate" of a person is another person
that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with that person. Weil's affiliates are deemed to include (but are not limited to) the holders of shares identified in Item 5 of Amendment No. 4 to Schedule 13D, dated February 17, 1992, signed by Weil (the "Schedule 13D"); such inclusion does not, however, constitute a representation or warranty by Weil that he in fact controls, is controlled by, or is under common control with any of such persons. Weil's affiliates are also deemed to include any trust to which Weil or any of his affiliates transfers voting securities of the Company and of which the spouse, children, or grandchildren of Weil or one of his affiliates, as the case may be, are the beneficiaries.





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                          (b)  "Control," when used with respect to any person,
means the power to direct the management or policies of that person, either directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise.
                          (c)  "Person" includes (but is not limited to) any
individual, corporation, company, partnership, joint venture, group, organization, plan, trust, or other entity.
                          (d)  "Voting securities" means securities entitled to
vote in the election of directors and securities convertible into, or exchangeable or exercisable for, such securities.
                          2. Confidentiality.  From and after the date of this
Agreement, Weil will hold in confidence and will not disclose to any person or use, except as may be required for the discharge of his duties as a director of the Company, any Confidential Information. When Weil ceases to be a director of the Company, he will forthwith deliver to the Company all documents containing such Confidential Information then in his possession and all other material then in his possession furnished to him by the Company in his capacity as a director. As used herein, "Confidential Information" means any trade secrets or other confidential information about the Company that may come to his knowledge during the term of Weil's serving as a director of the Company, including but not limited to





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technical data or "know how," financial information, information relating to customers and suppliers, business plans and forecasts, and other information relating to the Company's assets and operations. Notwithstanding the above, Confidential Information will not include any information which: (i) is in the public domain or becomes generally available to the public through no wrongful act of Weil, (ii) is contained in any public or governmental filings, including without limitation any filings with the Securities and Exchange Commission or any state securities authorities, or (iii) is disclosed to Weil by a party who is not a director, officer, employee, or agent of the Company.
                          3. Standstill.  During the Term of this Agreement (as
defined in Section 8), without the prior approval of a majority of the Company's Board of Directors or except as required or authorized by the terms of this agreement, Weil will not, and will cause his affiliates not to:
                          (a)  acquire, directly or indirectly, alone or
together with his affiliates, "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of more than 11% of the voting securities of the Company then outstanding; except that, if the beneficial ownership of voting securities by Weil and his affiliates exceeds 11% of the outstanding voting securities solely by reason of the purchase by the Company of





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outstanding voting securities, Weil and his affiliates will not be required to dispose of voting securities to reduce their beneficial ownership to not more than 11% of the voting securities then outstanding;
                          (b)  except for taking action solely in his capacity
as a director of the Company and for the voting of voting securities of the Company beneficially owned by him in accordance with the terms of this Agreement, take, either alone or in concert with any other person, any action that is designed to cause, or may have the effect of causing, a change in the control, management, business or policies of the Company;
                          (c)  act jointly with any person (other than the
holders of shares included in the Schedule 13D) in the acquisition, holding, disposition, or voting of any voting securities of the Company;
                          (d)  "solicit" or participate with others in the
solicitation of proxies with respect to voting securities of the Company in opposition to the recommendation of a majority of the Company's Board of Directors, or become a "participant" in opposition to the recommendation of a majority of the Company's Board of Directors in an "election contest" relating to the election of directors of the Company, as those terms are defined in Regulation 14 under the Securities Exchange Act of 1934, as amended;





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                          (e)  initiate, propose, or support (except for taking
action solely in his capacity as a director of the Company and for the voting of voting securities of the Company beneficially owned by him in accordance with the terms of this Agreement) any stockholder proposal relating to the Company that is not supported by a majority of the Company's Board of directors, or induce or attempt to induce any other person to initiate or propose any stockholder proposal relating to the Company that is not supported by a majority of the Company's Board of Directors; or
                          (f)  deposit any voting securities of the Company in
a voting trust, or subJect any such securities to a voting agreement or other arrangement of similar effect; except that, Weil and his affiliates may deposit any voting securities of the Company in a voting trust, or subject any such securities to a voting agreement or other arrangement of similar effect, if either (i) no securities other than those beneficially owned by Weil or any of the holders of shares included in the Schedule 13D are subject to the voting trust, voting agreement, or other arrangement or (ii) Weil retains sole voting power with respect to all of the securities subject to the voting trust, voting agreement, or other arrangement.
                          4. Sale of Voting Securities of the Company.  During
the Term of this Agreement, without the prior approval of a majority of the Company's Board of





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Directors, Weil will not, and will cause his affiliates not to, dispose of any voting securities of the Company, except:
                          (a)  pursuant to a tender offer approved or
recommended by the Company's Board of Directors;
                          (b)  in open-market sales during any three-month
period not exceeding 1% of the shares outstanding as shown by the most recent Quarterly or Annual Report of the Company to the Securities and Exchange Commission; provided that no such sale may be made if Weil knows that the sale is being made to a purchaser that beneficially owns at the time of the sale 5% or more of the outstanding voting securities of any class of the Company;
                          (c)  in a sale as to which the Company has been given
a right of first refusal in accordance with this section 4(c). To make such a sale, Weil or his affiliates, as the case may be, must notify the Company of the person proposing to purchase the voting securities and the price and other terms of the proposed sale. The Company will have 15 days following its receipt of this notice to purchase the voting securities at the price and on the other terms set forth in the notice. If the Company is not willing and able to complete the purchase within the 15-day period, Weil or his affiliates, as the case may be, may sell the voting securities to the person, at the price, and on the other terms specified in the notice, provided that





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the sale is completed within 60 days following the end of the 15-day period; or
                          (d)  in a gift or other transfer without
consideration to (i) an exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, (ii) to the spouse, children, or grandchildren of Weil or one of his affiliates, as the case may be, provided that the purpose of the transfer is not to circumvent the provisions of this Agreement, or (iii) to a trust of which the spouse, children, or grandchildren of Weil or one of his affiliates, as the case may be, are the beneficiaries.
If Weil or one or more of his affiliates shall desire to dispose of any voting securities of the Company and shall be precluded from doing so by the terms of this Agreement, the Company and Weil or such affiliates shall cooperate with each other in a good faith effort to arrange a purchase of such voting securities by the Company or by a mutually satisfactory third party or third parties upon mutually acceptable terms.
                          5. Voting of Voting Securities Beneficially owned by
Weil and his Affiliates.
                          (a)  During the Term of this Agreement, Weil will:
                          (i) not vote any voting securities of the Company beneficially owned by him, and cause his affiliates not to vote any voting securities of the Company beneficially owned by them, for





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         any nominee for election as a director who is not recommended by a majority of the Company's Board of Directors; if any voting securities of the Company beneficially owned by Weil or his affiliates are included in a quorum at any stockholders meeting at which directors are elected, Weil will vote or cause to be voted all such voting securities for the election of the nominee or nominees recommended by a majority of the Company's Board of Directors.
                          (ii) not vote any voting securities of the Company beneficially owned by him, and cause his affiliates not to vote any voting securities of the Company beneficially owned by them, for any proposal to amend the Certificate of Incorporation or the Bylaws of the Company, or to adopt a new or restated Certificate of Incorporation or Bylaws of the Company, unless the proposal is recommended by a majority of the Company's Board of Directors.
                          (b)  In all matters submitted to the Company's
stockholders for a vote other than those referred to in Section 5(a), including but not limited to any action on stock option or other executive compensation plans, Weil and his affiliates may vote their voting securities without restriction.





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                          6. Remedies.
                          (a)  Weil agrees that he will, forthwith upon the
request of the Company's Board of Directors, resign as a director of the Company in the event that he deliberately breaches any of his covenants in this Agreement. Any such resignation will not terminate this Agreement or preclude the Company or Weil from seeking any other remedies to which either of them may be entitled by reason of the breach by the other party of any term of this Agreement.
                          (b)  Weil acknowledges that any breach of his
covenants in this Agreement would cause immediate and irreparable harm to the Company and, therefore, consents to the entry, by a court of competent jurisdiction, of any temporary, preliminary, or permanent injunction that would arrest or redress any such breach. The Company agrees that any such injunction would be its exclusive remedy for a breach by Weil of his obligations under Sections 3, 4, and 5 of this Agreement, except that, in the event Weil (i) solicits or participates in the solicitation of proxies or participates in an election contest in violation of his obligations Section 3(d) or (ii) initiates, proposes, or supports, or induces any other person to initiate or propose, any stockholder proposal in violation of his obligations under Section 3(e), the Company will also be entitled to recover monetary damages in the amount of the expenses (including attorneys' fees) incurred by the





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Company in opposing the proxy contest, election contest, or stockholder proposal. The inability of Weil to cause his affiliates to act in accordance with the provisions of this Agreement, following diligent efforts to cause them to do so, shall not result in liability to Weil for monetary damages hereunder.
                          7. Election of Weil as a Director.  Following the
execution and delivery of this Agreement, the Board of Directors will nominate Weil for, and will solicit proxies for his election for, successive terms as a Director of the Company ending not sooner than the Annual Meeting of Stockholders to be held in 1998.
                          8. Term of Agreement.  The "Term of this Agreement"
will begin on the date that this Agreement is approved by the Company's Board of Directors and will end as follows:
                          (a)  If the Board of Directors fails to nominate Weil
for, or to solicit proxies for his election for, successive terms as a Director of the Company ending not sooner than the Annual Meeting of Stockholders to be held in 1998, the Term of this Agreement will end when Weil's term in office expires.
                          (b)  If Weil ceases to serve as a Director by reason
of his resignation, death, or incapacity, the term of this Agreement will end upon the expiration of both (i) the date on which Weil ceases to serve as a Director and (ii) one year following the date of this Agreement.





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                          A termination under this Section 8 shall relieve Weil
of all of his obligations hereunder other than the obligations relating to confidentiality set forth in Section 2.
                          9. Miscellaneous.  This Agreement will be binding
upon the Company, its successors and assigns, and upon Weil, his assigns, executors, administrators, or personal representatives; will be interpreted and enforced in accordance with the laws of the State of Ohio; and represents the entire understanding between the parties on its subject matter and supersedes all prior understandings. If any provision of this Agreement is held to be invalid, void, or unenforceable for any reason, the remaining provisions of this Agreement will nevertheless continue to be in full force and effect.
                          IN WITNESS WHEREOF, the Company and Weil have
executed this Agreement as of the date first written above.

                                              OGLEGAY NORTON COMPANY


                                              By /s/ Renold D. Thompson
                                                -----------------------------


                                              /s/ John D. Weil
                                              -------------------------------
                                              John D. Weil





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